Exhibit 99.1

Nassda Contact:

Tammy Liu

Nassda Corporation

(408) 327-7710

tammy@nassda.com or ir@nassda.com

Nassda Announces Revenue of $11.3 Million for the Quarter Ended December 31, 2004

Net Income of $1.3 million, or $0.05 per Diluted Share

Santa Clara, Calif., January 12, 2005 – Nassda Corporation (Nasdaq: NSDA), a leading provider of full-chip circuit simulation and analysis software for the design and verification of complex semiconductors, today announced financial results for the quarter ended December 31, 2004, the first quarter of Nassda’s fiscal 2005.  Revenue for the quarter ended December 31, 2004 was $11.3 million, an increase of 16% from $9.7 million for the quarter ended December 31, 2003 and an increase of 2% from $11.0 million for the quarter ended September 30, 2004.

Net income for the quarter ended December 31, 2004 was $1.3 million, or $0.05 per diluted share, an increase of 135% from $572,000, or $0.02 per diluted share, for the quarter ended December 31, 2003 and an increase of $68.6 million from a net loss of $(67.3) million, or $(2.50) per diluted share, for the quarter ended September 30, 2004. Operating expenses for the first quarter of fiscal 2005 were lower than expected, primarily due to lower litigation costs.  As a result, Nassda was able to achieve an operating margin of 14% for the quarter ended December 31, 2004.

“First fiscal quarters are always seasonally challenging.   We are pleased to have achieved satisfactory financial results, exceeding both the revenue and earnings expectations for the first quarter of our fiscal 2005 and maintaining our total cash, cash equivalents and short-term investments balances at $101.0 million,” said Sang Wang, Chief Executive Officer.  “Even though the semiconductor industry completed 2004 with good growth, we expect that the customers will continue to be very cautious with their spending.  Nevertheless, as design starts steadily move to smaller and smaller geometries, we expect the need for nanometer verification software will become even more prominent.”

Business Outlook

Although we continue to see signs of some recovery in the global economy and the semiconductor industry, we believe our customers will spend conservatively in the first half of calendar 2005.  Therefore, we do not expect our customers’ R&D budgets to increase materially during the first half of 2005.  As a result, for the quarter ending March 31, 2005, Nassda expects to have total revenue of $11.0 million to $11.3 million.  Because the uncertainties surrounding the pending merger between Nassda and a subsidiary of Synopsys, Inc. (Nasdaq: SNPS) (the “Pending Merger”) may impact customers’ purchasing behavior, Nassda is not providing any forward-looking guidance on future licensing trends.

Nassda intends to continue its efforts to control operating costs and expects its litigation related costs to be substantially lower in the second quarter of fiscal 2005 versus recent quarters.  However, we are not able to estimate the costs and timing related to the closing of the Pending Merger at this time.

Therefore, Nassda is not providing any forward-looking guidance on its net income for the quarter ending March 31, 2005 or the remaining quarters of fiscal 2005.

Nassda will hold a conference call that includes business outlook with financial analysts and investors at 2:00 p.m. PST today.  A live webcast of the call will be available on Nassda’s Web site at http://www.nassda.com or http://www.fulldisclosure.com.  Following completion of the call, a rebroadcast of the webcast will be available at http://www.nassda.com or http://www.fulldisclosure.com through January 19, 2005.

Those without internet access may listen to a replay of the call by dialing (719) 457-0820, access code 143551.  The replay will be available from 5:00 p.m. PST on January 12, 2005 through January 19, 2005.

About Nassda

Nassda Corporation (Nasdaq: NSDA) is a leading provider of full-chip circuit verification software for complex nanometer semiconductors. Headquartered in Santa Clara, California, the company develops and markets simulation and analysis solutions for advanced ICs, especially for analog, memory, high-performance digital, and mixed-signal SoC designs. Nassda’s products enable first silicon success and improve IC quality and yield for its consumer, communication, computer and memory customers. The company has sales and distribution offices throughout the world. For more information about Nassda, please visit the company’s website at http://www.nassda.com.

Forward Looking Statements

This press release contains forward-looking statements regarding anticipated revenue, operating expenses that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty, including without limitation the availability of customer budgets for Nassda’s products, Nassda’s cost control measures, the timing, receipt of regulatory approval s and stockholder vote related to the Pending Merger, the time and extent of legal and other expenses related to Nassda’s litigation and the Pending Merger, Nassda’s product development schedules, the design performance of Nassda’s existing and new electronic design automation software and other tools, customers’ adoption of Nassda’s products, whether customers purchase time-based or perpetual licenses and those customers’ design and manufacturing schedules.  In addition, continued reduced capital spending or delayed implementation of programs due to adverse general economic conditions and reduced demand for products containing complex nanometer-scale semiconductors may impact Nassda’s future performance.  These risks, uncertainties and other factors may cause Nassda’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.  In addition, historical information should not be considered a predictor of future performance.  Neither Nassda nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.  Nassda disclaims any obligation to update information contained in any forward-looking statement.

For additional information and considerations regarding the risks faced by Nassda, see Nassda’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 as filed with the Securities and Exchange Commission.

Additional Information About the Pending Merger and Where to Find It

Nassda will file a proxy statement with the SEC in connection with the Pending Merger.  Nassda urges investors and security holders to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information.  Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Additionally, documents filed with the SEC by Nassda are available free of charge by contacting Investor Relations, Nassda, 2650 San Tomas Expressway, Santa Clara, California 95051 (Telephone: (408) 988-9988) and on Nassda’s website at www.nassda.com.  Documents on Nassda’s website will not be a part of the filing.

Nassda’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Nassda in connection with the Pending Merger.  A description of certain of the interests of directors and executive officers of Nassda is set forth in the proxy statement for Nassda’s 2004 annual meeting of stockholders, which was filed with the SEC on January 14, 2004.  Sang S. Wang, Nassda’s Chief Executive Officer and Chairman, An-Chang Deng, Nassda’s President and Chief Operating Officer, and the other individual defendants have entered into certain settlement and release agreements with Synopsys, which will be effective upon the closing of the Pending Merger, which will be described in the proxy statement.  The remaining directors and officers of Nassda are expected to enter into a release agreement with Synopsys, effective upon closing of the Pending Merger, which will be described in the proxy statement.  Investors and security holders will be able to obtain additional information regarding the direct and indirect interests of Nassda’s directors and executive officers in the transaction by reading the definitive proxy statement when it becomes available.

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Nassda is a registered trademark of Nassda Corporation.

Nassda Corporation

Unaudited Condensed Consolidated Income Statements

(in thousands, except per share data)

	Three Months Ended December 31,
	2004	2003

Revenue
Product	$2,207	$3,003
Subscription	6,414	4,242
Maintenance	2,642	2,482
Total revenue	11,263	9,727

Cost of revenue
Cost of product revenue	33	91
Cost of subscription revenue	168	105
Cost of maintenance revenue	377	226
Total cost of revenue	578	422

Gross profit	10,685	9,305

Operating expenses:
Research and development	2,151	2,032
Sales and marketing	2,814	2,678
General and administrative	4,059	3,774
Stock-based compensation	99	224
	9,123	8,708

Income from operations	1,562	597
Other income, net	377	220
Income before income taxes	1,939	817
Income tax provision	(593)	(245)
Net income	$1,346	$572

Earnings per share:
Basic	$0.05	$0.02
Diluted	$0.05	$0.02

Shares used in computing earnings per share:
Basic	27,319	25,957
Diluted	29,213	29,149

Nassda Corporation

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2004	September 30, 2004

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$101,020	$101,440
Accounts receivable, net of allowance	1,689	1,302
Prepaid expenses and other current assets	1,006	1,093
Deferred income taxes	3,269	3,768
Total current assets	106,984	107,603
Property and equipment, net	444	483
Other assets	920	921
Total assets	$108,348	$109,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,993	$2,168
Other accrued liabilities	5,309	8,342
Accrued litigation settlement	67,463	67,463
Deferred revenue	10,243	10,143
Total current liabilities	85,008	88,116
Deferred revenue	453	482
Other long-term liabilities	53	57
Total liabilities	85,514	88,655

Stockholders’ equity:
Common stock	27	27
Additional paid-in capital	74,140	73,117
Deferred stock-based compensation	(110)	(235)
Accumulated other comprehensive loss	(88)	(76)
Retained earnings (accumulated deficit)	(51,135)	(52,481)
Total stockholders’ equity	22,834	20,352
Total liabilities and stockholders’ equity	$108,348	$109,007